  Exhibit 10.2

STOCK PURCHASE
AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of August 1, 2018 (the “Agreement”), is by and among Pacific Energy Development Corp. (“Buyer”), a Nevada corporation and wholly-owned subsidiary of PEDEVCO Corp., a Texas corporation, and Hunter Oil Production Corp., a Florida corporation (the “Shareholder”).

RECITALS:

WHEREAS, the Shareholder owns all of the issued and outstanding shares of stock of Ridgeway Arizona Oil Corp., an Arizona corporation (“RAOC”), and EOR Operating Company, a Texas corporation (“EOR”) (RAOC and EOR are sometimes referred to collectively as the “Companies” or separately as a “Company”);

WHEREAS, Buyer, Milnesand Mineral, Inc., a Delaware corporation (“MMI”), and Chaveroo Minerals, Inc., a Delaware corporation (“CMI”), have entered into that certain Purchase and Sale Agreement dated the date hereof (the “PSA”) concerning the purchase of certain oil and gas assets (the “Assets”);

WHEREAS, Buyer desires to acquire all of shares of stock of the Companies from the Shareholder; and

WHEREAS, Shareholder, MMI, CMI, Buyer, and Doherty & Doherty LLP (the “Escrow Agent”) have entered into that certain Escrow Agreement dated the date hereof (the “Escrow Agreement”); and

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
THE TRANSACTION

Section 1.1. Closing. The closing (the “Closing”) of the transaction contemplated herein (the “Transaction”) is conditioned upon the closing of the transactions contemplated in the PSA, and will occur simultaneously therewith. Termination of the PSA in accordance with section 7.4 thereof shall, except as provided in the Escrow Agreement, terminate this Agreement and the parties shall have no liability or obligation hereunder except and to the extent such termination results from the willful breach by a party of any of its covenants or agreements hereunder, in which case the non-breaching party shall have the right to seek all remedies available at law or in equity, including specific performance, for such willful breach.

Section 1.2. Purchase. At the Closing, Buyer will acquire from the Shareholder 10 shares of the common stock of RAOC and 300 shares of the common stock of EOR (collectively, the “Shares”), in each case representing all of the issued and outstanding equity stock of the respective Company. The purchase provided for pursuant to this Section 1.2 shall be effective as of the effective date of the transactions contemplated in the PSA (the “Effective Time”).

Section 1.3.     Purchase Price. At the Closing, as consideration for the purchase of the Shares pursuant to the terms hereof, Buyer will pay the Shareholder $2,815,636 in cash (the “Stock Purchase Price”) by wire transfer in clear funds to the account designed in Exhibit A.

Section 1.4.     Taking of Necessary Action; Further Action. At and after the Closing, each of the Parties will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Transaction in accordance with this Agreement as promptly as possible. The Transaction shall be effective as of the Effective Time.

Section 1.5.     Definitions. The definitions of certain capitalized terms are set forth in Section 6.2.

ARTICLE II
REPRESENTATIONS
AND WARRANTIES OF BUYER

Buyer represents and warrants to the Shareholder as follows:

Section 2.1.     Authority; Non Contravention; Approvals.

(a)             The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the Transaction does not and will not violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of Buyer under any of the terms, conditions or provisions of (i) the charter or bylaws of Buyer, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or Governmental Authority applicable to Buyer or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Buyer is now a party or by which Buyer or any of their properties or assets may be bound or affected.

(b)             No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the Transaction.

Section 2.2      No Brokers. Buyer has incurred no obligation or liability for brokers’ or finders’ fees relating to the matters provided for in this Agreement which will be the responsibility of Shareholder, and any such obligation or liability that might exist shall be the sole obligation of Buyer.

Section 2.2      No Distribution. Buyer is acquiring the Shares for its own account and not with the intent to make a distribution in violation of the Securities Act of 1933 as amended (and the rules and regulations pertaining thereto) or in violation of any other applicable securities laws, rules or regulations.

Section 2.3      Knowledge and Experience. Buyer has (and had prior to negotiations regarding the Shares) such knowledge and experience in the ownership and the operation of oil and gas companies and financial and business matters as to be able to evaluate the merits and risks of an investment in the Assets. Purchaser is able to bear the risks of an investment in the Shares and understands the risks of, and other considerations relating to, a purchase of the Shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE SHAREHOLDER

Shareholder represents and warrants to Buyer that as of the date hereof and as of the Closing:

Section 3.1. Organization and Qualification. The Shareholder and each Company is a corporation duly organized, validly existing and in good standing under the laws of their state of formation indicated in this Agreement and each has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Companies are duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the properties owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, each of which jurisdiction is listed in Schedule 3.1. True, accurate and complete copies of the Charter Documents of the Companies, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Buyer.

Section 3.2. Capitalization. The Shareholder owns the Shares, free and clear of Liens. The Shares are duly and validly issued, fully paid, and nonassessable. The Shares are the only issued and outstanding equity stock of the Companies. Neither the Companies nor the Shareholder are a party to any option, warrant, purchase right, conversion right, commitment or other Contract that could require the Companies or the Shareholder to issue, sell, transfer, or otherwise dispose of any shares of stock of the Companies. There is no voting trust, proxy, or other agreement or understanding with respect to the voting of any stock of the Companies. Notwithstanding any other provision of this Agreement to the contrary, Seller and the Companies may enter into such re-capitalization transactions as are necessary to reorganize the Companies and eliminate inter-company liabilities provided that the re-capitalization transactions shall not be detrimental to the financial position of the Companies or otherwise to the Purchaser.

Section 3.3. Subsidiaries. Neither Company owns any stock or equity interests in any other entity.

Section 3.4. Authority; Non Contravention; Approvals.

(a) The Shareholder has full power and authority to execute and deliver this Agreement and to consummate the Transaction. This Agreement has been duly executed and delivered by the Shareholder, and, assuming the due authorization, execution and delivery hereof by Buyer, constitutes a valid and legally binding agreement of Shareholder, enforceable against him in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (ii) general equitable principles.

(b) The execution and delivery of this Agreement by Shareholder and the consummation by Shareholder of the Transaction does not and will not violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien, upon any of the properties or assets of Companies under any of the terms, conditions or provisions of (i) the Charter Documents of the Companies entity, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or Governmental Authority applicable to the Companies or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, or any Operating Agreement.

Section 3.5. Limited Activity. Neither Company owns any real estate. The only Liabilities of the Companies as at the date hereof are listed on Schedule 3.5. The only activity of each Company is to act as a bonded operator with the Bureau of Land Management, New Mexico State Land Office, or the New Mexico Oil Conservation Division of oil and gas properties whose record title interests are owned by MMI and CMI.

Section 3.6. Personal Property.

(a) Schedule 3.6(a) lists each material item of equipment, machinery, furniture, trucks, trailers and other rolling stock and each other item of tangible personal property (the “Personal Property”).

(b) Except as set forth on Schedule 3.6(b), (i) the Companies have good title to all Personal Property free and clear of all Liens, and (ii) the Personal Property is in good operating condition, free of any defects.

Section 3.7. Labor, Benefit and Employment Agreements. The Companies do not have any employees.

Section 3.8. Litigation. There are no claims, suits, actions, investigations, or proceedings pending or, to the Knowledge of the Shareholder, threatened against or relating to the Companies, before any court, Governmental Authority, or any arbitrator. Neither the Shareholder nor the Companies are subject to any judgment, decree, injunction, rule or order of any court or Governmental Authority.

Section 3.9. No Violation of Law. Neither Company is in violation, in any material respect, of or has not been given written notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law, as hereinafter defined) of any Governmental Authority. No investigation or review by any Governmental Authority with respect to either Company is pending or threatened, nor has any Governmental Authority indicated an intention to conduct the same. The Companies have all permits (including without limitation environmental Permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, necessary to conduct its business as presently conducted (collectively, the “Company Permits”). Neither Company is in violation, in any material respect, of the terms of any Company Permits. The consummation of the Transaction will not cause the Companies to lose for any period its right or ability to conduct its business pursuant to the Company Permits.

Section 3.10.   Insurance Policies. Schedule 3.10 sets forth a true and accurate list and summary of current insurance coverage or information concerning any self-insurance program with respect to either of the Companies. The Companies have not received written notice from any current insurance carrier of the intention of such carrier (a) to discontinue any material insurance coverage afforded to the Companies, or (b) to materially increase the premium costs of such insurance.

Section 3.11.   Taxes. Except as disclosed on Schedule 3.11:

(a) all Tax Returns required to be filed by the Companies have been duly and timely filed with the appropriate Governmental Authority and all such Tax Returns are correct and complete in all material respects;

(b) all Taxes for which the Companies have liability have been timely paid in full and all Tax withholding and deposit requirements imposed on or with respect to the Companies (including with respect to any payments to its employees) have been satisfied;

(c) no assessment, deficiency or adjustment has been asserted, proposed or threatened in writing with respect to any Taxes due from or Tax Returns required to be filed by the Companies; the Companies are not currently under audit or examination by any Governmental Authority with respect to any Taxes or Tax Returns; there are no Liens on any of the Company Assets that arose in connection with any failure (or alleged failure) to pay any Tax; and no claim has ever been made by a Governmental Authority in a jurisdiction in which the Companies do not file Tax Returns that it is or may be required to file a Tax Return in that jurisdiction; and

(d) true, correct and complete copies of all Tax Returns filed by the Companies during the past three years, and all correspondence to the Companies from, or from the Companies to, a Governmental Authority relating to such Tax Returns or Taxes due from the Companies, have been made available to Buyer.

Section 3.12. Contracts. Schedule 3.12 lists the agreements pursuant to which either of the Companies is operating the oil and gas assets of other parties (the “Operating Agreements”). There are no agreements to which the Companies are a party with respect to which any party thereto (including the Companies), is subject to any performance obligations subsequent to the Closing other that the Operating Agreements. True and complete copies (including all amendments) of each Operating Agreement have been provided to Buyer. Except as disclosed on Schedule 3.12: (i) each Operating Agreement is the legal, valid obligation of the Companies and, to the Knowledge of the Shareholder, each other Person party thereto, binding and enforceable against the Companies and, to the Knowledge of the Shareholder, each other Person party thereto except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, and similar laws affecting the rights and remedies of creditors generally and general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity; (ii) no Operating Agreement has been terminated, and neither the Companies nor, to the Knowledge of the Shareholder, any other Person is in material breach or default thereunder, and, to the Knowledge of the Shareholder, no event has occurred that with notice or lapse of time, or both, would constitute a material breach or default, or permit termination, modification in any manner adverse to the Companies or acceleration thereunder; (iii) no party to any Operating Agreement has asserted or has any right to offset, discount or otherwise abate any amount owing under any Operating Agreement except as expressly set forth in such Operating Agreement; and (iv) there are no waivers regarding any Operating Agreement that have not been disclosed in writing to Buyer.

Section 3.13. Bank Accounts. Schedule 3.13 sets forth each bank, savings institution and other financial institution with which the Companies have an account, credit card, or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto. Except as disclosed on Schedule 3.13, the Companies have not given any revocable or irrevocable powers of attorney or similar grant of authority to any Person relating to its business for any purpose whatsoever.

Section 3.14. Restricted Cash. As at the date hereof the Company has $2,315,636 in the accounts listed on Schedule 3.14-1 (the “Restricted Cash”). The balance of the Restricted Cash at Closing will at least equal such amount. The restrictions and encumbrances that are applicable to the Restricted Cash are set forth on Schedule 3.14-2.

Section 3.15. Disclosure. No representation or warranty made by the Shareholder in this Article III contains any untrue statement of a material fact, or omits to state a material fact necessary to make such representation or warranty, in light of the circumstances in which it is made, not misleading.

ARTICLE IV
POST CLOSING ADJUSTMENT

Section 4.1.      Amount of Adjustments. The purchase price payable pursuant to Section 2.1 of the PSA and the Stock Purchase Price (in the aggregate, the “Total Purchase Price”) shall be subject to adjustment as follows:

(a) The Total Purchase Price shall be adjusted upward by the following:

(i) The amount of expenditures made by the Companies, MMI, and CMI (the “Seller Parties”) that are attributable to the Assets after the Effective Time including royalties, rentals and similar charges and expenses billed under applicable operating agreements and all prepaid expenses related to the Wells (as defined in the PSA);

(ii) An amount equal to the value of all Seller Parties’ net revenue interest in the hydrocarbons in storage above the pipeline connections, exclusive of tank bottoms, at the Effective Time, that is credited to the Wells and which stored hydrocarbons have not been sold by Seller Parties, calculated using the actual pricing received by Seller as posted and set forth in the Phillips 66 Sales Statements for July 2018;

(iii) The amount of cash, other than the Restricted Cash, in the bank accounts of the Companies as of the Effective Time; and

(iv) The receivables of the Companies as of the Effective Time with respect to products produced from the Assets sold before the Effective Time.

(b) The Total Purchase Price shall be adjusted downward by the following:

(i)           The amount of the proceeds received by Seller Parties, if any, that are attributable to the Assets after the Effective Time (net of any royalties and any production, severance, sales or other similar taxes not reimbursed to Seller by the purchaser of production);

(ii)           The accounts payable and other liabilities of the Seller Parties attributable to periods prior to the Effective Time; and

(iii)           Seller’s estimated share of ad valorem taxes for 2018 through the Effective Time pursuant to Section 10.1 of the PSA.

Section 4.2.     Post-Closing Settlement Statement. Within sixty (60) days following Closing, Seller shall prepare and deliver to Purchaser a final, post-closing settlement statement consistent with the provisions of Section 4.1. Purchaser and Seller will in good faith negotiate to resolve all disputes associated with the post-closing settlement statement within ninety (90) days following Closing, and any adjustments from the Purchase Price paid at Closing shall be paid to the appropriate party by the obligated party. Notwithstanding the foregoing, however, amounts owed to the Seller Parties (i) pursuant to Section 4.1(a)(ii) of this Agreement shall be paid within three business days of Closing and (ii) amounts owed to the Seller Parties pursuant to Section 4.1(a) (iv) of this Agreement shall be paid within three business days of the receipt by the Companies of the payment for the purchase of August 2018 production, based on the actual product prices applicable thereto at the time of sale in August 2018 as posted and set forth in the Phillips 66 Sales Statements for August 2018.

ARTICLE V
SURVIVAL; INDEMNIFICATION

Section 5.1.      Indemnification by the Shareholder. The Shareholder shall indemnify Buyer, and its Affiliates (including its respective officers, directors, employees and agents) (a “Buyer Indemnified Party”) against, and hold each of them harmless from and against, any Damages suffered, paid, or incurred by the Buyer Indemnified Party as a result of (a) any inaccuracy or breach of any of the representations and warranties made by or on behalf of the Shareholder in Article III of this Agreement (in each case without regard to any qualification as to materiality) (the “Representation Indemnity”), (b) any violation or breach by Shareholder of or default by a Shareholder under the terms of this Agreement, (c) Pre-Closing Taxes, and (d) Liabilities arising from the operations of the Companies prior to the Effective Time.

Section 5.2.      Indemnification by Buyer. Buyer will indemnify, protect and defend each Shareholder against, and hold the Shareholder harmless from and against, any and all Damages suffered, paid, or incurred by such Shareholder as a result of (a) any inaccuracy or breach of the representations and warranties made by or on behalf of Buyer in Article II of this Agreement (in each case without regard to any qualification as to materiality), (b) any violation or breach by Buyer of or default by Buyer under the terms of this Agreement, and (c) Liabilities arising from the operations of the Companies after the Effective Time.

Section 5.3.      Limitations. The representations and warranties of Shareholder set forth in Article III shall survive Closing for a period of two years. Shareholder shall have no liability pursuant to the Representation Indemnity until the aggregate amount of damages suffered as a result of all breaches of representations and warranties exceeds $25,000 (the “Threshold”), in which case indemnification shall be made by Shareholder including damages up to that amount. The maximum liability of Shareholder pursuant to the Representation Indemnity shall be $1,000,000 (the “Cap”). The Threshold and Cap shall be reduced to the extent damages are paid by MMI or CMI pursuant to the Article IV of the PSA.

Section 5.4.      Assumption of Liability. From and after the Effective Time, Purchaser agrees to and will assume all surface, plugging and abandonment, and other Environmental Liabilities of whatsoever kind and nature as to the Assets whether from ownership, operation, use or contract. Purchaser acknowledges that there may exist obligations to surface owners or tenants of the surface, such as grazing lessees, of the subject lands to negotiate and execute a surface use and compensation agreement in compliance with the New Mexico Surface Owner’s Protection Act, which obligation may include providing notice of Purchaser’s oil and gas operations and non-oil and gas operations. After the Effective Time, SHAREHOLDER GIVES NO WARRANTY AS TO ITS COMPLIANCE WITH STATE OR FEDERAL GOVERNMENTAL ENTITIES OR REGULATIONS PERTAINING TO ENVIRONMENTAL COMPLIANCE OR PLUGGING LIABILITY AND ADDITIONALLY GIVES NO WARRANTY AS TO THE CONDITION OF THE SURFACE OR OTHER ENVIRONMENTAL LIABILITIES AND PURCHASER ACKNOWLEDGES IT IS ACQUIRING THE ASSETS IN AN EXISTING “AS IS” AND “WHERE IS” CONDITION.

Section 5.5       Indemnification. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, FROM AND AFTER THE EFFECTIVE TIME PURCHASER AGREES TO AND WILL INDEMNIFY, DEFEND AND HOLD HARMLESS SHAREHOLDER FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, LOSSES, COSTS AND EXPENSES (INCLUDING COURT COSTS AND REASONABLE ATTORNEYS’ FEES) THAT ARE ATTRIBUTABLE TO (I) ENVIRONMENTAL LIABILITIES ARISING FROM SELLER’S OWNERSHIP, OPERATION, OR USE OF THE ASSETS COVERED BY THE PSA, (II) PLUGGING AND ABANDONING ALL WELLS NOW OR HEREAFTER LOCATED ON THE LANDS INCLUDED IN THE ASSETS, (III) ANY AND ALL COSTS INCIDENT TO SUCH PLUGGING AND ABANDONMENT, (IV) ANY ASSET RETIREMENT OBLIGATIONS ASSOCIATED WITH THE ASSETS, AND (V) ALL CLAIMS PERTAINING TO RESTORATION OF THE SURFACE OR ENVIRONMENTAL CLAIMS. THIS SECTION 5.5 SHALL SURVIVE THE EFFECTIVE TIME. THE DEFENSE, INDEMNIFICATION, HOLD HARMLESS AND RELEASE PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE OR RESULTED SOLELY OR IN PART FROM THE GROSS, SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY INDEMNIFIED PARTY. SELLER AND PURCHASER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

ARTICLE VI
DEFINITIONS AND RULES OF CONSTRUCTION

Section 6.1.      Definitions; Rules of Construction.

(a) All article, section, schedule and exhibit references used in this Agreement are to articles, sections, schedules and exhibits to this Agreement unless otherwise specified. The schedules and exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(b) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa. The term “includes” or “including” shall mean “including without limitation.” The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular section or article in which such words appear.

(c) The Parties acknowledge that each Party and its attorney has reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

(d) The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

(e) Except as specifically provided otherwise in this Agreement, all accounting terms used herein that are not specifically defined shall have the meanings customarily given them pursuant to GAAP.

Section 6.2.     Definitions. For purposes of this Agreement:

“Affiliates” means a Person controlling, controlled by, or under common control with, the Person to whom the reference is made.

“Business Days” means any day other than a Saturday, Sunday or legal holiday under the laws of the United States or the State of Texas.

“Charter Documents” means, with respect to a Person, the organizational documents that govern such Person pursuant to its jurisdiction of formation or organization, including as applicable, certificates or articles of incorporation, certificates or articles of formation, bylaws, limited liability company operating agreements, regulations, partnership or limited partnership agreements, and similar instruments.

“Claim” means any and all claims, causes of action, demands, lawsuits, suits, proceedings, governmental investigations or audits and administrative orders.

“Company Assets” means all of the assets, whether real, personal (tangible or intangible) or mixed, owned or leased by the Companies.

“Contract” means any legally binding obligation or agreement, whether or not reduced to writing, and specifically including, without limitation, any client or customer agreement, note, bond, mortgage, lease of real or personal property (including, without limitation, automobile, vehicle and other equipment leases), license and other instrument.

“Damages” means any loss, damage, injury, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any reasonable legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature, but will not include (i) any consequential damages, (ii) any exemplary or speculative damages, or (iii) any punitive damages except, in the case of clauses “(i)” through “(iii)” of this definition, such damages relate to or arise out of a Third-Party Claim in which case, such damages shall constitute “Damages.”

“Environmental Laws” shall mean any and all applicable laws, rules and regulations pertaining to the safety, health or conservation or protection of the Assets, the environment, wildlife, or natural resources in effect in any and all jurisdictions in which the Assets are located, including, without limitation, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, as amended (“SARA”), the Resource Conservation and Recovery Act, as amended (“RCRA”), the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act, as amended (“OSHA”), and any applicable state, tribal, or local counterparts

“Environmental Liabilities” means any condition that exists with respect to the air, land, soil, surface, subsurface strata, surface water, ground water or sediments which causes an Asset to be subject to fine, liability, clean-up or remediation under any of the Environmental Laws.

“GAAP” means generally accepted accounting principles, consistently applied, of the United States of America, as applicable.

“Governmental Authority” means any nation, province, state or political subdivision thereof, and any agency, natural Person or other entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

“Knowledge of the Shareholder” means (i) the actual knowledge of the Shareholder, and/or (ii), the knowledge that the Shareholder would be expected to have if he had conducted a reasonable inquiry of those individuals within the Company who had responsibility over the subject matter at issue.

“Liabilities” means all damages, liabilities or obligations of any nature whatsoever, whether absolute or contingent, due or to become due, accrued or unaccrued, known or unknown, or otherwise, including indebtedness for money borrowed, accounts payable, liabilities imposed by law and/or Governmental Authorities BUT SPECIFICALLY EXCLUDES all Environmental Liabilities.

“Liens” means all mortgages, restrictions, liens, pledges, charges, claims, options, calls, or encumbrance of any nature whatsoever.

“Party” means any one of the Parties.

“Parties” means Buyer and the Shareholder.

“Person” means any natural person, firm, general or limited partnership, association, corporation, limited liability company, company, trust, other organization (whether or not a legal entity), public body or government, including any Governmental Authority.

“Pre-Closing Taxes” means any Taxes of the Companies attributable to any Pre-Closing Taxable Period. In the case of any Taxes that are payable with respect to any Straddle Period, the portion of any such Taxes that are attributable to the Pre-Closing Taxable Period is (i) in the case of any property or ad valorem Taxes or other Taxes determined without regard to income, receipts or transactions occurring on a specific date, deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period up to and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and (ii) in the case of all other Taxes, deemed equal to the amount which would be payable as computed on a “closing-of-the-books” basis if the relevant Straddle Period ended on and included the Closing Date; provided, however, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the portion of the Straddle Period up to and including the Closing Date and the remainder of such Straddle Period in proportion to the number of days in each period. Any franchise Tax or other Tax providing the right to do business for a specified period shall be allocated to the taxable period during which the income, operations, assets or capital comprising the base of such Tax is measured, regardless of whether the right to do business for another period is obtained by the payment of such Tax.

“Pre-Closing Taxable Period” means any taxable period ending on or before the Closing Date and that portion of any Straddle Period up to and including the Closing Date.

“Straddle Period” means any Tax period beginning on or before and ending after the Closing Date.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means a return, declaration of estimated Tax, Tax report or information return relating to any Taxes with respect to the applicable Person or their income, assets or operations.

ARTICLE VII
MISCELLANEOUS

Section 7.1.     Remedies. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding in addition to any other relief to which it or he may be entitled at law or equity.

Section 7.2.    Notices. All notices, consents, demands or other communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given: (i) when delivered personally during a business day to the appropriate location described below or telefaxed to the telefax number indicated below (with confirmation of transmission), or (ii) five (5) Business Days after the posting thereof by United States first class, registered or certified mail, return receipt requested, with postage fee prepaid and addressed:

If to Buyer:	Pacific Energy Development Corp. 4125 Blackhawk Plaza Circle, Suite 201 Danville, CA 94506 Attention: Clark Moore Fax: (510) 743-4262 Email: cmoore@pacificenergydevelopment.com
With a copy to:	Casey W. Doherty, Sr.
Doherty & Doherty LLP
1717 St. James Place, Suite 520
Houston, Texas 77056
Fax: (713) 572-1001

If to the Shareholder:	Hunter Oil Production Corp.
1040 West Georgia Street Suite 940 Suite 940 Vancouver, B.C. V6E 4H1 CA
Attention: Corporate Secretary Fax: (604) 485-8509 Email: corpsec@hunteroil.com

Section 7.3.     Successors. This Agreement shall be binding upon each of the Parties upon their execution, and inure to the benefit of the Parties and their respective successors and assigns. Specifically, but not by way of limitation, Buyer shall be permitted to assign and transfer all or any portion of its rights hereunder to any Affiliate of Buyer provided that Buyer continues to be an obligor with respect to such assigned obligations following such assignments.

Section 7.4.     Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or any such other instrument.

Section 7.5.     Section Headings. The section headings used herein are descriptive only and shall have no legal force or effect whatsoever. Except to the extent the context specifically indicates otherwise, all references to articles and sections refer to articles and sections of this Agreement, and all references to the exhibits and schedules refer to exhibits and schedules attached hereto, each of which is made a part hereof for all purposes.

Section 7.6.     Gender. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and conversely.

Section 7.7.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, U.S.A., applicable to agreements and contracts executed and to be wholly performed there, without giving effect to the conflicts of laws principles thereof. Exclusive venue for any legal or equitable action relating to this Agreement or the Transaction shall lie in Harris County, Texas.

Section 7.8.     Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

Section 7.9      Waiver. Any waiver by any Party to be enforceable must be in writing and no waiver by any Party shall constitute a continuing waiver.

Section 7.10.   Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the Parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof and thereof..

Section 7.11.   Termination. The obligations of the Parties to close the Transaction shall terminate upon the termination of the obligations of the parties to the PSA to close the transactions contemplated thereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first set forth above.

BUYER:

PACIFIC ENERGY DEVELOPMENT CORP.

By:
/s/ Simon Kukes
Name:
Dr. Simon Kukes
Title:
Chief Executive Officer

SHAREHOLDER:

HUNTER OIL PRODUCTION CORP.

By:
/s/ Al. H. Denson
Name:
Al H. Denson
Title:
President

Signature page to Stock Purchase Agreement

EXHIBIT A

Attached to and made a part of that certain Share Purchase Agreement dated as of August 1, 2018, by and between Milnesand Minerals Inc. and Chaveroo Minerals Inc., collectively, Seller, and Pacific Energy Development Corp., as Purchaser.

WIRE INSTRUCTIONS

- redacted -

Exhibit A to Stock Purchase Agreement

Schedule 3.1

Attached to and made a part of that certain Share Purchase Agreement dated as of August 1, 2018, by and between Hunter Oil Production Corp, as Seller, and Pacific Energy Development Corp., as Purchaser.

JURISDICTIONS

- redacted -

Schedule 3.5

Attached to and made a part of that certain Share Purchase Agreement dated as of August 1, 2018, by and between Hunter Oil Production Corp, as Seller, and Pacific Energy Development Corp., as Purchaser.

LIABILITIES

- redacted -

Schedule 3.6(a)

Attached to and made a part of that certain Share Purchase Agreement dated as of August 1, 2018, by and between Hunter Oil Production Corp, as Seller, and Pacific Energy Development Corp., as Purchaser.

TANGIBLE PERSONAL PROPERTY

- redacted -

Schedule 3.6(b)

Attached to and made a part of that certain Share Purchase Agreement dated as of August 1, 2018, by and between Hunter Oil Production Corp, as Seller, and Pacific Energy Development Corp., as Purchaser.

ENCUMBRANCES

- redacted -

Schedule 3.10

Attached to and made a part of that certain Share Purchase Agreement dated as of August 1, 2018, by and between Hunter Oil Production Corp, as Seller, and Pacific Energy Development Corp., as Purchaser.

INSURANCE POLICIES

- redacted -

Schedule 3.11

Attached to and made a part of that certain Share Purchase Agreement dated as of August 1, 2018, by and between Hunter Oil Production Corp, as Seller, and Pacific Energy Development Corp., as Purchaser.

TAXES

- redacted -

Schedule 3.12

Attached to and made a part of that certain Share Purchase Agreement dated as of August 1, 2018, by and between Hunter Oil Production Corp, as Seller, and Pacific Energy Development Corp., as Purchaser.

OPERATING AGREEMENTS

- redacted -

OTHER AGREEMENTS

- redacted -

Schedule 3.13

Attached to and made a part of that certain Share Purchase Agreement dated as of August 1, 2018, by and between Hunter Oil Production Corp, as Seller, and Pacific Energy Development Corp., as Purchaser.

BANK ACCOUNTS

- redacted -

Schedule 3.14-1

Attached to and made a part of that certain Share Purchase Agreement dated as of August 1, 2018, by and between Hunter Oil Production Corp, as Seller, and Pacific Energy Development Corp., as Purchaser.

RESTRICTED CASH ACCOUNTS

- redacted -

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